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                                                                    Exhibit 3.2

                                    REGULATIONS

                                         OF

                       SKY FINANCIAL GROUP, INC., AS AMENDED


                              MEETINGS OF SHAREHOLDERS

SECTION 1.     ANNUAL MEETING.

     The annual meeting of shareholders of the Corporation shall be held on the first Thursday in March or at such other time and on such business day as the directors may determine each year. The annual meeting shall be held at the principal office of the Corporation or at such other place within or without the State of Ohio as the directors may determine. The directors shall be elected thereat and such other business transacted as may properly be brought before the meeting.

SECTION 2.     SPECIAL MEETINGS.

     Special meetings of the shareholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or by the directors by action at a meeting or a majority of the directors acting without a meeting or by shareholders holding 50% or more of the outstanding shares entitled to vote thereat. Such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice thereof.

SECTION 3.     NOTICE OF MEETINGS.

     Written notice of every annual or special meeting of the shareholders stating the time, place and purposes thereof shall be given to each shareholder entitled to notice as provided by law, not less than seven nor more than ninety days before the date of the meeting. Such notice may be given by or at the direction of the Chairman of the Board, the President, any Vice President or the Secretary by personal delivery or by mail addressed to the shareholder at his last address as it appears on the records of the Corporation. Any shareholder may waive in writing notice of any meeting, either before or after the holding of such meeting, and, by attending any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof.

SECTION 4.     PERSONS BECOMING ENTITLED BY OPERATION OF LAW OR TRANSFER.

     Every person who, by operation of law, transfer or any other means whatsoever, shall become entitled to any shares, shall be bound by every notice in respect of such share or shares which previously to the entering of his name and address on the records of the Corporation shall have been duly given to the person from whom he derives his title to such shares.


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SECTION 5.     QUORUM AND ADJOURNMENTS.

     Except as may be otherwise required by law or by the Articles of Incorporation or these Regulations, the holders of a majority of the then-outstanding shares entitled to vote in an election of directors, taken together as a single class ("Voting Shares"), present in person or by proxy, shall constitute a quorum; provided that any meeting duly called, whether a quorum is present or otherwise may, by vote of the holders of the majority of the Voting Shares represented thereat, adjourn from time to time, in which case no further notice of any such adjourned meeting need be given.

SECTION 6.     BUSINESS TO BE CONDUCTED AT MEETINGS.

     At any meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of shareholders, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the directors, otherwise properly brought before the meeting by or at the direction of the directors or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by such shareholder, and (iv) any material interest of such shareholder in such business.

     Notwithstanding anything in the Regulations of the Corporation to the contrary, no business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 6.

     The Chairman of the meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6 in which event any such business not properly brought before the meeting shall not be transacted.

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                                     DIRECTORS

SECTION 7.     NUMBER.

     (a) The number of directors shall not be less than five (5) nor more than thirty-five (35), the exact number of directors to be determined from time to time by an eighty (80) percent majority vote of the directors then in office, and such exact number shall be twenty-two (22) until otherwise so determined.

     (b) At the effective time (the "Effective Time") of the merger with Mid Am, Inc. ("Mid Am"), the directors of the Corporation shall consist of twenty-two (22) members, eleven (11) of whom shall be selected by the Chairman of the Board and Chief Executive Officer of Mid Am ("Mid Am Directors") and eleven (11) of whom shall be selected by the Board of Directors of the Corporation prior to the Effective Time ("Bancshares Directors") and which shall be allocated among the three classes of directors of the Corporation by the agreement of the Chairman of the Board and Chief Executive Officer of Mid Am and the Board of Directors of the Corporation so that each class shall have an equal number of Mid Am Directors and Bancshares Directors.

SECTION 8.     NOMINATIONS.

     (a) Only persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible for election by shareholders as directors. Nominations of persons for election as directors of the Corporation may be made at a meeting of shareholders by or at the direction of the directors by any nominating committee or person appointed by the directors, including (i) pursuant to paragraph (b) of this Section 8 or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in paragraph (c) of this Section
8. No person shall be eligible for election by shareholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 8.

     (b) For a period of three years after the Effective Time, in the event that a Mid Am Director or a Bancshares Director or a director otherwise nominated as set forth herein by the Mid Am Directors or Bancshares Directors as set forth herein shall resign, no longer be able to serve or not stand for reelection, (i) if such director shall be a Mid Am Director or a nominee of the Mid Am Directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors shall have the exclusive right to nominate an individual to fill such vacancy and (ii) if such director shall be a Bancshares Director or a nominee of the Bancshares Directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors shall have the exclusive right to nominate an individual to fill such vacancy.

     (c) Nominations other than those made by or at the direction of the directors, shall be made only pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five
(75) days' notice or

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prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person who is not an incumbent director whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Corporation which are beneficially owned by such person; and
(iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation, if elected. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 8, and, if he should so determine, the defective nomination shall be void and ineffective and the person or persons so nominated shall not be eligible for election.

SECTION 9.     CLASSIFICATION, ELECTION AND TERM OF OFFICE OF DIRECTORS.

     The directors shall be divided into three classes, as nearly equal in number as possible, and one of the classes shall be elected for a three-year term of office at each annual shareholders meeting. At the annual meeting of shareholders in 1985, one class of directors shall be elected for a one-year term, one class shall be elected for a two-year term and one class shall be elected for a three-year term. At each succeeding annual meeting of shareholders, successors to the class of directors whose term expires in that year will be elected to a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of such class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and his successor shall be elected and shall qualify, subject, however, to prior death, resignation, or removal from office. Election of directors shall be by ballot whenever requested by any person entitled to vote at the meeting; but unless so requested such election may be conducted in any way approved at such meeting.

SECTION 10.    REMOVAL.

     Directors may only be removed for cause and only by the affirmative vote of not less than 80 percent of the whole Board of Directors of the Corporation.

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SECTION 11.    VACANCIES.

     Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Corporation until such vacancy is filled or until the number of directors is changed pursuant to Section 7 hereof. Subject to Section 8(b), except in cases where a director is removed as provided by law and these Regulations and his successor is elected by the shareholders, the remaining directors may, by a vote of a majority of their number, fill any vacancy for the unexpired term. A majority of the directors then in office may also fill any vacancy that results from an increase in the number of directors.

SECTION 12.    QUORUM AND ADJOURNMENTS.

     A majority of the directors in office at the time shall constitute a quorum, provided that any meeting duly called, whether a quorum is present or otherwise, may, by vote of a majority of the directors present, adjourn from time to time and place to place within or without the State of Ohio, in which case no further notice of the adjourned meeting need be given. At any meeting at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present, except as is otherwise provided in the Articles of Incorporation or these Regulations or is otherwise authorized by Section 1701.60(A)(1) of the Ohio Revised Code.

SECTION 13.    ORGANIZATION MEETING.

     Immediately after each annual meeting of the shareholders at which directors are elected, or each special meeting held in lieu thereof, the directors, including those newly elected, if a quorum of all such directors is present, shall hold an organization meeting at the same place or at such other time and place as may be fixed by the shareholders at such meeting, for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If for any reason such organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

SECTION 14.    REGULAR MEETINGS.

     Regular meetings of the directors may be held at such times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the directors and upon such notice, if any, as shall be so provided for.

SECTION 15.    SPECIAL MEETINGS.

     Special meetings of the directors may be held at any time within or without the State of Ohio upon call by the Chairman of the Board, the President, any Vice President, or by any two directors. Notice of each such meeting shall be given to each director by personal delivery, by mail, cablegram or telegram, or by telephone not less than two days prior to such meeting or such shorter notice as the directors shall deem necessary and warranted under the circumstances.
Any director may waive in writing notice of any meeting, and, by attending any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof. Unless

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otherwise limited in the notice thereof, any business may be transacted at any organization, regular or special meeting.

SECTION 16.    COMPENSATION.

     The directors are authorized to fix reasonable compensation, which may include pension, disability, and death benefits, for services to the Corporation by directors or a reasonable fee for attendance at any meeting of the directors, the Executive Committee, or other committees elected under Section 20 hereof, or any combination of salary and attendance fee. In addition to such compensation provided for directors, they shall be reimbursed for any expenses incurred by them in traveling to and from such meetings.

                      EXECUTIVE COMMITTEE AND OTHER COMMITTEES

SECTION 17.    MEMBERSHIP AND ORGANIZATION.

     (a) The directors, at any time, may elect from their number an Executive Committee which shall consist of four or more directors of the Corporation, each of whom shall hold office during the pleasure of the directors and may be removed at any time, with or without cause, by vote thereof. In the event that an Executive Committee is formed at any time during the three year period after the Effective Time, the Executive Committee shall consist of an even number of directors, one-half of whom (the "Mid Am Executive Committee Members") shall be selected by the Mid Am Directors and nominees of Mid Am Directors serving as directors and one-half of whom (the "Bancshares Executive Committee Members") shall be selected by the Bancshares Directors and nominees of the Bancshares Directors serving as directors plus such additional directors as a majority of the directors who become directors as a result of or pursuant to Section 7(b) or 8(b) shall determine.

     (b) Vacancies occurring in the Executive Committee may be filled by the directors; provided however, that for a period of three years after the Effective Time, in the event that a Mid Am Executive Committee Member or a Bancshares Executive Committee Member or a member of the Executive Committee otherwise selected as set forth herein by the Mid Am Directors or Bancshares Directors shall resign or no longer serve, (i) if such member shall be a Mid Am Executive Committee Member or shall have been selected by the Mid Am Directors and nominees of the Mid Am Directors serving as directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy and (ii) if such member shall be a Bancshares Executive Committee Member or shall have been selected by the Bancshares Directors and nominees of the Bancshares Directors serving as directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy.

     (c) In the event the directors have not designated a Chairman, the Executive Committee shall appoint one of its own number as Chairman who shall preside at all meetings and may also appoint a Secretary (who need not be a member of the Executive Committee) who shall keep its records and who shall hold office at the pleasure of the Executive Committee.

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SECTION 18.    MEETINGS.

     (a) Regular meetings of the Committee may be held without notice of the time, place or purposes thereof and shall be held at such times and places within or without the State of Ohio as the Committee may from time to time determine.

     (b) Special meetings may be held upon notice of the time, place and purposes thereof at any place within or without the State of Ohio and until otherwise ordered by the Committee shall be held at any time and place at the call of the Chairman or any two members of the Committee.

     (c) At any regular or special meeting the Committee may exercise any or all of its powers, and any business which shall come before any regular or special meeting may be transacted thereat, provided a majority of the Committee is present, but in every case the affirmative vote of a majority of all of the members of the Committee shall be necessary to take any action.

     (d) Any authorized action by the Committee may be taken without a meeting by a writing signed by all the members of the Committee.

SECTION 19.    POWERS.

     Except as its powers, duties and functions may be limited or prescribed by the directors, during the intervals between the meetings of the directors, the Committee shall possess and may exercise all the powers of the directors provided that the Committee shall not be empowered to declare dividends, elect or remove officers, fill vacancies among the directors or Executive Committee, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, nor recommend to the shareholders a dissolution of the Corporation or revocation of a dissolution. All actions of the Committee shall be reported to the directors at their meeting next succeeding such action and shall be subject to revision or alteration by the directors, provided that no rights of any third person shall be affected thereby.

SECTION 20.    OTHER COMMITTEES.

     (a) The directors may elect other committees from among the directors in addition to or in lieu of the Executive Committee and give to them any of the powers which under the foregoing provisions could be vested in the Executive Committee, provided, that in the event that any such committee is formed at any time during the three year period after the Effective Time, such committee shall consist of an even number of directors, one-half of whom (the "Mid Am Committee Members") shall be selected by the Mid Am Directors and nominees of the Mid Am Directors serving as directors and one-half of whom (the "Bancshares Committee Members") shall be selected by the Bancshares Directors and nominees of the Bancshares Directors serving as directors plus such additional directors as a majority of the directors who become directors as a result of or pursuant to
Section 7(b) or 8(b) shall determine.

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     (b)  Vacancies occurring in any committee formed pursuant to Section 20(a)
may be filled by the directors; provided that for a period of three years after the Effective Time, in the event that a Mid Am Committee Member or a Bancshares Committee Member or a member of such committee otherwise selected as set forth herein by the Mid Am Directors or Bancshares Directors shall resign or no longer serve, (i) if such member shall be a Mid Am Committee Member or shall have been selected by the Mid Am Directors and nominees of the Mid Am Directors serving as directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy and (ii) if such member shall be a Bancshares Committee Member or shall have been selected by the Bancshares Directors and nominees of the Bancshares Directors serving as directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy.

                                      OFFICERS

SECTION 21.    OFFICERS DESIGNATED.

     The directors, at their organization meeting or at a special meeting held in lieu thereof or to the extent otherwise necessary shall elect, and unless otherwise determined by the directors there shall be, a Chairman of the Board, a Senior Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Vice Chairman of the Board, a Secretary, a Treasurer and, in their discretion, one or more Vice Presidents, an Assistant Secretary or Secretaries, an Assistant Treasurer or Treasurers, and such other officers as the directors may deem appropriate. From time to time, the directors may elect one or more additional Vice Chairmen of the Board, in which case the Vice Chairman who was initially elected as such will thereafter be designated by the directors as the First Vice Chairman of the Board. Any two or more of such offices other than that of President and Vice President, or Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation, these Regulations or any by-laws to be executed, acknowledged, or verified by two or more officers.

SECTION 22.    TENURE OF OFFICE.

     The officers of the Corporation shall hold office for such terms as the directors shall determine from time to time. The directors may remove any officer at any time with or without cause by a majority vote of the directors in office at the time. A vacancy, however created, in any office may be filled by election by the directors.

SECTION 23.    CHAIRMAN OF THE BOARD.

     The Chairman of the Board shall preside at meetings of the shareholders and directors, shall initiate and develop broad corporate policies and shall have such other powers and duties as may be prescribed by the directors. Except where the signature of the President is required by law, the Chairman of the Board shall possess the same power as the President to execute all

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authorized deeds, mortgages, bonds, contracts and other instruments and obligations in the name of the Corporation.

SECTION 24. SENIOR CHAIRMAN OF THE BOARD; CHAIRMAN OF THE BOARD; VICE CHAIRMAN OF THE BOARD.

     Each of the Senior Chairman of the Board, the Chairman of the Board and the Vice Chairman of the Board, shall render policy and other management services to the Corporation of the type customarily performed by persons serving in a similar capacity.

SECTION 25.    CHIEF EXECUTIVE OFFICER.

     The Chief Executive Officer of the Corporation shall have general supervision over its property, business and affairs, subject to the directions of the Chairman of the Board and/or the directors. Unless otherwise determined by the directors, he shall have authority to execute all authorized deeds, mortgages, bonds, contracts and other instruments and obligations in the name of the Corporation, and in the absence of the Chairman of the Board shall preside at meetings of the shareholders and the directors. He shall have such other powers and duties as may be prescribed by the directors.

SECTION 26.    PRESIDENT AND CHIEF OPERATING OFFICER.

     The President and Chief Operating Officer of the Corporation shall be the second highest ranking officer of the Corporation and shall render executive, policy and other management services to the Corporation and have primary responsibility for the commercial banking operations of the Corporation and related acquisitions and, with respect to all other merger and acquisition activity, shall have the right to participate fully in any such process, including discussions and negotiations, and shall have such other duties as the Board of Directors or the Chief Executive Officer of the Corporation may from time to time reasonably direct or request.

SECTION 27.    VICE PRESIDENTS.

     The Vice Presidents shall have such powers and duties as may be prescribed by the directors or as may be delegated by the Chairman of the Board or the President.

SECTION 28.    SECRETARY.

     The Secretary shall attend and keep the minutes of all meetings of the shareholders and of the directors. He shall keep such books as may be required by the directors and shall give all notices of meetings of shareholders and directors, provided, however, that any persons calling such meetings may, at their option, themselves give such notice. He shall have such other powers and duties as may be prescribed by the directors.

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SECTION 29.    TREASURER.

     The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations and similar property belonging to the Corporation and shall do with the same as shall be ordered by the directors. He shall keep accurate financial accounts and hold the same open for inspection and examination of the directors. On the expiration of his term of office, he shall turn over to his successor, or the directors, all property, books, papers and money of the Corporation in his hands. He shall have such other powers and duties as may be prescribed by the directors.

SECTION 30.    OTHER OFFICERS.

     The Assistant Secretaries, Assistant Treasurers, if any, and the other officers, if any, shall have such powers and duties as the directors may prescribe.

SECTION 31.    DELEGATION OF DUTIES.

     The directors are authorized to delegate the duties of any officers to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

SECTION 32.    COMPENSATION.

     The directors are authorized to determine or to provide the method of determining the compensation of all officers.

SECTION 33.    BOND.

     Any officer or employee, if required by the directors, shall give bond in such sum and with such security as the directors may require for the faithful performance of his duties.

SECTION 34.    SIGNING CHECKS AND OTHER INSTRUMENTS.

     The directors are authorized to determine or provide the method of determining how checks, notes, bills of exchange and similar instruments shall be signed, countersigned or endorsed.

SECTION 35.    MANAGEMENT EXECUTIVE COMMITTEE.

     (a) At the Effective Time, a Management Executive Committee of the Corporation shall be established and shall consist of at least eight members, one-half of whom shall be selected by the Chairman of the Board and Chief Executive Officer of Mid Am immediately prior to the Effective Time (the "Mid Am Management Executive Committee Members") and one-half of whom shall be selected by the President and Chief Executive Officer of the Corporation immediately prior to the Effective Time (the "Bancshares Management Executive Committee Members"). For a period of three years after the Effective Time, in the event that a

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Mid Am Management Executive Committee Member or a Bancshares Management
Executive Committee Member or a member of the Management Executive Committee otherwise selected as set forth herein shall resign or no longer serve, (i) if such member shall be a Mid Am Management Executive Committee Member or shall have been selected by the Mid Am Directors and nominees of the Mid Am Directors serving as directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy and (ii) if such member shall be a Bancshares Management Executive Committee Member or shall have been selected by the Bancshares Directors and nominees of the Bancshares Directors serving as directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy. Mid Am Directors and the nominees of Mid Am Directors serving as directors shall have the exclusive right to remove any Mid Am Management Executive Committee Member or any member of the Management Executive Committee they have selected. Bancshares Directors and the nominees of Bancshares Directors serving as directors shall have the exclusive right to remove any Bancshares Management Executive Committee member or any member of the Management Executive Committee they have selected. Members of the Management Executive Committee shall either be members of the Board of Directors of the Corporation or employees of the Corporation or its subsidiaries. After the Effective Time, the Board of Directors may appoint additional members of the Management Executive Committee other than as set forth in the preceding sentences and the Board of Directors shall have the exclusive right to remove any such member it has selected.

     (b) Subject to the authority of the Board of Directors and the officers of the Corporation, the activities of the Management Executive Committee will include, but not be limited to, such matters as facilitating the integration of the Corporation and Mid Am and their respective operating philosophies; making recommendations, as appropriate, with respect to the Corporation's management structure and operations; engaging in strategic planning activities; and reviewing recommendations of employee committees regarding employee benefits, shareholder services and data processing operations. The Management Executive Committee may engage in such other activities as the Board of Directors may from time to time prescribe.

                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 36.    INDEMNIFICATION.

     The Corporation shall indemnify any director or officer and any former director or officer of the Corporation and any such director or officer who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the power of the Corporation (i) to indemnify employees, agents and others to the extent not prohibited by law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was

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

a director, officer or employee of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

                      PROVISIONS IN ARTICLES OF INCORPORATION

SECTION 37.    PROVISIONS IN ARTICLES OF INCORPORATION.

     These Regulations are at all times subject to the provisions of the Articles of Incorporation of the Corporation as the same may be in effect from time to time, including without limitation the provisions of said Articles of Incorporation granting the holders of "Serial Shares" the right to elect two members of the Board of Directors during the pendency of any default in dividends on the Serial Shares as said terms are defined in said Articles of Incorporation.

                                 LOST CERTIFICATES

SECTION 38.    LOST CERTIFICATES.

     The directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon such terms and conditions as they may deem advisable upon satisfactory proof of loss or destruction thereof. When authorizing such issue of a new certificate, the directors may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the directors shall require and/or to give the Corporation a suitable bond or indemnity against loss by reason of the issuance of a new certificate.

                                    RECORD DATES

SECTION 39.    RECORD DATES.

     For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to: (i) receive notice of or to vote at a meeting of shareholders; (ii) receive payment of any dividend or distribution;
(iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (iv) participate in the execution of written consents, waivers, or releases, the directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (i), (ii) and (iii) above, shall not be more than sixty
(60) nor fewer than ten (10) days, unless the Articles of Incorporation specify a shorter or a longer period for such purpose, preceding the date of the

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meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

                                     AMENDMENTS

SECTION 40.    AMENDMENTS.

     (a) These Regulations may be altered, changed or amended in any respect or superseded by new Regulations in whole or in part, by the affirmative vote of the holders of a majority of the Voting Shares present in person or by proxy at an annual or special meeting called for such purpose.

     (b) Notwithstanding the provisions of Section 40(a) hereof and notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with any national securities exchange or any other provision of these Regulations, the amendment, alteration, change or repeal of, or adoption of any provisions inconsistent with, Sections 7, 9 or 10 of these Regulations shall require the affirmative vote of at least seventy-five (75) percent of the Voting Shares, present in person or by proxy, at any annual meeting or special meeting duly called for the purpose of acting on any such amendment, alteration, change, repeal or adoption, unless such amendment, alteration, change, repeal or adoption has been recommended by at least two-thirds of the Board of Directors of the Corporation then in office, in which event the provisions of
Section 40(a) hereof shall apply.


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